Exhibit 10.10(e)(1)

9 November 2011

WIRECO WORLDGROUP (CAYMAN) INC.

(as Chargor)

and

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

(as Chargee)

DEED OF CHARGE OVER SHARES

In

WRCA DISTRIBUTOR (CAYMAN) LTD.

THIS DEED OF CHARGE OVER SHARES is made on 9th day of November 2011

BETWEEN:

(1)	WIRECO WORLDGROUP (CAYMAN) INC. (the surviving company of a merger with WireCo WorldGroup Limited), an exempted company incorporated under the laws of the Cayman Islands, the registered office of which is at the offices of Walkers Corporate Services Limited, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands (the “Chargor”); and

(2)	DEUTSCHE BANK TRUST COMPANY AMERICAS as Collateral Agent under the Agreement (as defined below) (“Chargee”).

WHEREAS:

(A)	Pursuant to the Guarantee Agreement (as defined below), the Chargor has guaranteed the Obligations of the Borrowers under the Agreement subject to the terms and conditions set out in the Guarantee Agreement.

(B)	Following the merger of WireCo WorldGroup Limited (“Wireco”) and the Chargor and the vesting of all of the undertaking, properties and liabilities of Wireco in the Chargor as the surviving company, the Chargor is required by the Chargee to enter into this charge over shares in the Company (as defined below).

IT IS AGREED as follows:

1	DEFINITIONS AND INTERPRETATION

1.1	In this Charge (except where the context otherwise requires) words and expressions shall have the same meanings assigned to them as defined in the Agreement and the following words and expressions shall have the following meanings:

“Agreement”	means the credit agreement dated on or about 8 February 2007 as amended and restated in its entirety pursuant to a third amendment to credit agreement dated as of 20 May 2011 in the form of an amended and restated credit agreement dated as of 10 June 2011 and now between, inter alia, the Chargee, the Chargor, WRCA Luxembourg Holdings S. à r.l. and the U.S. Borrower (as amended, supplemented or otherwise modified from time to time);

“Business Day”	means any day which is not a Saturday or Sunday or a public holiday in the place or at which the notice is left or sent;

“Charged Shares”	means the Initial Shares and all and any other shares, warrants and other securities of any kind (including loan capital) of the Company now or at any time in the future beneficially owned by the Chargor or in which the Chargor has any interest and all rights, benefits and advantages now or at any time in the future deriving from or incidental to any of the Charged Shares including;

(a) all dividends, interest and other income paid or payable in relation to any Charged Shares; and

(b)    all shares, securities, rights, monies or other property accruing, offered or issued at any time by way of redemption, conversion, exchange, substitution, preference, option or otherwise in respect of any Charged Shares (including but not limited to proceeds of sale);

“Company”	means WRCA Distributor (Cayman) Ltd., a company incorporated in the Cayman Islands;

“Deed of Amendment, Assignment and Security”	means the deed of amendment, assignment and security dated 10 June 2011 between WireCo WorldGroup Limited, Canadian Imperial Bank of Commerce (acting through its New York Agency) and the Chargee;

“Event of Default”	has the meaning given to it in the Agreement;

“Guarantee Agreement”	means the amended and restated guarantee agreement dated as of 10 June 2011 between, among others, Deutsche Bank Trust Company Americas as Administrative Agent for the benefit of the Secured Parties and the Chargor (as amended, supplemented or restated from time to time, including in relation to any increase in the amount guaranteed thereby);

“HSBC”	means HSBC Bank USA, National Association in its capacity as Agent (as defined in the ABL Facility) (together with its successors and assigns in such capacity);

“HSBC Second Ranking Share Charge”	means the second ranking deed of charge over shares dated on or about the date hereof between the Chargor as chargor and HSBC as chargee in respect of the shares of the Company;

“Initial Shares”	means the securities listed in Schedule 1 which are all registered in the name of the Chargor;

“Intercreditor Agreement”	means the intercreditor agreement dated as of 8 February 2007 as amended and restated as of 10 June 2011 among the U.S. Borrower, the Chargor, certain subsidiaries and affiliates of the U.S. Borrower, the Chargee as term loan collateral agent and HSBC Bank USA, National Association (as successor in interest to HSBC Business Credit (USA) Inc.) as ABL administrative agent (as amended, supplemented or otherwise modified from time to time);

“Prior Security Interest Documents”	means, together (a) the deed of charge over shares dated as of 8 February 2007 originally between WireCo WorldGroup Limited and Canadian Imperial Bank of Commerce (acting through its New York agency), as collateral agent, and (b) the Deed of Amendment, Assignment and Security (each as amended, supplemented or otherwise modified from time to time);

“Prior Security Interests”	means the Security Interests over the Charged Shares as amended, assigned and/or granted in favour of the Chargee pursuant to the Prior Security Interest Documents;

“Receiver”	has the meaning given to it in Clause 9;

“Register of Members”	means the register of members of the Company;

“Secured Obligations”	means all and any amounts of any kind now or in the future, actual or contingent, due or payable (or expressed to be due or payable) by the Chargor or the Company to the Chargee in any currency, actually or contingently, solely and/or jointly and/or severally with another or others as principal or surety on any account whatsoever under the Guarantee Agreement, any Secured Hedging Agreement (as defined in the Agreement) and this Charge and references to the Secured Obligations include references to any part of them; and

“Security Interest”	means any mortgage, charge, pledge, lien, encumbrance, right of set off or any security interest, howsoever created or arising.

1.2	In this Charge:

1.2.1	any reference to a Recital, Clause or Schedule is to the relevant Recital, Clause or Schedule of or to this Charge and any reference to a sub-clause or paragraph is to the relevant sub-clause or paragraph of the Clause or Schedule in which it appears;

1.2.2	the clause headings are included for convenience only and shall not affect the interpretation of this Charge;

1.2.3	use of the singular includes the plural and vice versa;

1.2.4	use of any gender includes the other genders;

1.2.5	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms; and

1.2.6	references to any document or agreement are to be construed as references to such document or agreement as is in force for the time being and as amended, varied supplemented, substituted or novated from time to time.

1.3	The Recitals and Schedules form part of this Charge and shall have effect as if set out in full in the body of this Charge and any reference to this Charge includes the Recitals and Schedules.

2	COVENANT TO PAY

The Chargor covenants with the Chargee that it will on demand pay and discharge each of the Secured Obligations when due to the Chargee.

3	CHARGE

3.1	Upon the signing of this Charge, the Chargor hereby charges and grants to the Chargee all its right, title, interest and benefit present and future in, to and under the Charged Shares subject to the provisions for release of this Charge set out below, as and by way of a fixed and specific charge and security interest, to and in favour of the Chargee, in the Charged Shares, as a general and continuing collateral security for the payment and discharge of the Secured Obligations until such time as the Secured Obligations are fully and utterly paid up by the Chargor to the Chargee, in accordance with the provisions of the Agreement.

3.2	Subject to Clauses 3.3 and 3.4, on the irrevocable and unconditional payment or discharge by or on behalf of the Chargor of the Secured Obligations in full, the Chargee shall, at the request and cost of the Chargor, release this Charge.

3.3	Any receipt, release or discharge of any security created by this Charge or the Guarantee Agreement or of any liability arising under this Charge or the Guarantee Agreement may be given in accordance with the provisions of the Guarantee Agreement and shall not release or discharge the Chargor from any liability to the Chargee for the same or any other monies which may exist independently of this Charge or the Guarantee Agreement. Where such receipt, release or discharge relates to only part of the Secured Obligations such receipt, release or discharge shall not prejudice or affect any other part thereof nor any of the rights and remedies of the Chargee hereunder or under any Security Documents nor any of the obligations of the Chargor under this Charge or any Security Documents.

3.4	Any release, discharge or settlement between the Chargor and the Chargee shall be conditional upon no security, disposition or payment to the Borrower or any other person being void, set aside or ordered to be refunded pursuant to any enactment or law relating to liquidation, administration or insolvency or for any other reason whatsoever and if such condition is not fulfilled the Chargee shall be entitled to enforce this Charge as if such release, discharge or settlement had not occurred and any such payment not been made.

3.5	The Chargee hereby acknowledges and consents to the terms of the HSBC Second Ranking Share Charge.

4	COVENANTS BY THE CHARGOR AND THE CHARGEE

The Chargor covenants that, for so long as any Secured Obligations remain outstanding:

4.1	if at any time such documents are not held by or entitled to be held by or required to be provided to the secured party under or pursuant to the Prior Security Interest Documents, it shall forthwith and from time to time deliver physical possession and deposit with the Chargee all share certificates (if any) and other documents of title relating to the Charged Shares (or confirmation from the Company that it does not issue any such certificates). Subject as aforesaid and to the Chargee’s rights set out under clause 7 herein below, these share certificate(s) will remain in the possession of the Chargee until such time as full repayment of the Secured Obligations by the Chargor to the Chargee is effected, whence the share certificate(s) will be promptly delivered back into the possession of the Chargor.

4.2	with the exception of the certificate under Clause 4.2.3 which the Chargor must cause the Company to directly deliver to the Chargee, it shall deliver to the Chargee as security in accordance with the terms of this Charge the following (on the date hereof or as indicated below) in the form (except any non material amendments) set out in the Appendices to this Charge:

4.2.1	if at any time such documents are not held by or entitled to be held by or required to be provided to the secured party under or pursuant to the Prior Security Interest Documents, the original share certificate(s) (if any) in respect of the Initial Shares (or confirmation from the Company that it does not issue any such certificates);

4.2.2	a certified copy of the Register of Members of the Company showing that the Chargor is the registered holder of the Charged Shares;

4.2.3	a certificate issued by the Company to the Chargee verifying to the latter that the Charged Shares now carry a charge for the benefit of the Chargee, as per the provisions of this Charge, and that this has been duly noted in respect of the corresponding entry for the Charged Shares in the Register of Members of the Company;

4.2.4	a blank, signed and undated instrument of transfer in respect of the Initial Shares;

4.2.5	an executed and undated letter of resignation and related letter of authorisation from each director of the Company;

4.2.6	a memorandum signed by a director of the Company concerning the endorsement of a note of this Charge on the Register of Members of the Company and a draft Register of Members showing the intended endorsement;

4.2.7	a notice of charge addressed by the Chargor to the Company; and

4.2.8	a shareholder proxy in favour of the Chargee.

4.3	it shall promptly pay (and shall indemnify the Chargee on demand against) all calls, instalments and other payments which may be made or become due in respect of the Charged Shares and so that, in the event of default by the Chargor, the Chargee may do so on behalf of the Chargor;

4.4	it shall not, except as expressly permitted under the Agreement:

4.4.1	create or permit to exist over all or part of the Charged Shares (or any interest therein) any Security Interest (other than (i) the Prior Security Interests, (ii) any Security Interest created or expressly permitted to be created under this Charge, (iii) any other Security Interest created or expressly permitted to be created under the Security Documents, or (iv) any Security Interest in connection with the ABL Facility (including, without limitation, pursuant to the HSBC Second Ranking Share Charge)) whether ranking prior to, pari passu with or behind the security contained in this Charge;

4.4.2	sell, transfer or otherwise dispose of the Charged Shares or any interest therein or attempt or agree to so dispose (other than under this Charge, the Prior Security Interest Documents, any other Security Document or the HSBC Second Ranking Charge);

4.4.3	permit any person other than the Chargor or the Chargee or the Chargee’s nominee or nominees to be registered as, or become the holder of, the Charged Shares (other than in connection with the ABL Facility); or

4.4.4	vote in favour of a resolution to amend, modify or change the memorandum and articles of association of the Company; (other than pursuant to the HSBC Second Ranking Share Charge);

4.5	to the extent that the same is within the control of the Chargor, no further shares in the Company will be issued without the prior consent of the Chargee unless such shares are issued to the Chargor and the Chargor complies with clause 4.2 of this Charge immediately after the issue of such shares;

4.6	at any time, subject to the terms of the Intercreditor Agreement and any applicable rights set out in and exercised under the Prior Security Interest Documents or any other Security Document, upon the occurrence and continuance of an Event of Default it shall exercise all voting and other rights and powers which may at any time be exercisable by the holder of the Charged Shares as the Chargee may in its absolute discretion direct;

4.7	except as expressly permitted under the Agreement, it shall not take or accept any Security Interest from the Company or, in relation to the Secured Obligations, from any third party (other than in connection with the ABL Facility), without first obtaining the Chargee’s written consent; and

4.8	unless directed in writing to do so by the Chargee it shall not prove in a liquidation or winding up of the Company until all the Secured Obligations are paid in full and if directed to prove by the Chargee (or if the Chargor otherwise receives any payment or other benefit in breach of this sub-clause or sub-clause 4.7) the Chargor shall hold all monies received by it on trust for the Chargee to satisfy the Secured Obligations.

5	REPRESENTATIONS AND WARRANTIES

The Chargor represents and warrants to the Chargee and undertakes that:

5.1	the Chargor is the absolute sole legal and beneficial owner of all of the Initial Shares free of all Security Interests, encumbrances, trusts, equities and claims whatsoever (save those under this Charge, the Prior Security Interest Documents, any other Security Document or in connection with the ABL Facility) and that all of the Initial Shares are fully paid up;

5.2	it is duly incorporated and in good standing under the laws of the jurisdiction in which it is incorporated and has and will at all times have the necessary power to enter into and perform its obligations under this Charge and has duly authorised the execution and delivery of this Charge;

5.3	this Charge constitutes valid, binding and enforceable obligation and creates a perfected security interest over the Charged Shares effective in accordance with its terms (subject only to the security interest in the Charged Shares created by the Security Documents (including, without limitation, the Prior Security Interest Documents));

5.4	the execution, delivery, observance and performance by the Chargor of this Charge will not require the Chargor to obtain any licences, consents or approvals and will not result in any violation of any law, statute, ordinance, rule or regulation applicable to it;

5.5	it has obtained all the necessary authorisations and consents to enable it to enter into this Charge and the necessary authorisations and consents will remain in full force and effect at all times during the substance of the security constituted by this Charge; and

5.6	the execution, delivery, observance and performance by the Chargor of the Charge will not constitute an event of default or trigger any enforcement under any Security Interest in the Chargor’s assets nor will it result in the creation of any Security Interest over or in respect of the present or future assets of the Company.

6	POWER OF ATTORNEY

The Chargor hereby irrevocably and by way of security for the payment of the Secured Obligations and the performance of its obligations under this Charge appoints the Chargee as its true and lawful attorney (with full power to appoint substitutes and to sub-delegate) on behalf of the Chargor and in the Chargor’s own name or otherwise, at any time and from time to time, to:

6.1	sign, seal, deliver and complete all instruments of transfer, renunciations, proxies, mandates, assignments, deeds and documents and do all acts and things which the Chargee may consider to be necessary or advisable to perfect or improve its security over the Charged Shares; or

6.2	to give proper effect to the intent and purposes of this Charge; or

6.3	to enable or assist in any way in the exercise of any right or the enforcement thereof including any power of sale of the Charged Shares (whether arising under this Charge or implied by statute or otherwise);

provided that the Chargee may only act pursuant to this appointment, subject to the terms of the Intercreditor Agreement, upon the occurrence and continuance of an Event of Default.

7	CHARGEE’S RIGHTS AS TO SHARES

At any time, subject to the terms of the Intercreditor Agreement and any actions taken by the Chargee pursuant to the Security Documents (including, without limitation, the Prior Security Interest Documents), upon the occurrence and continuance of an Event of Default, the Chargee shall, without prejudice to any other right or remedy available hereunder or under applicable law, forthwith become entitled:

7.1	solely and exclusively to exercise all voting rights attaching to the Charged Shares or any thereof and shall exercise such rights in such manner as the Chargee may in its absolute discretion determine; and/or

7.2	solely and exclusively to exercise all other rights and/or powers and/or discretions of the Chargor in, to and under the Charged Shares pursuant to the memorandum and articles of association of the Company; and/or

7.3	to receive and retain all dividends and other distributions made on or in respect of the Charged Shares or any thereof and any such dividends and other distributions received by the Chargor after such time shall be held in trust by the Chargor for the Chargee and be paid or transferred to the Chargee on demand to be applied towards the discharge of the Secured Obligations; and/or

7.4	without notice to, or further consent or concurrence by, the Chargor to sell the Charged Shares or any part thereof by such method, at such place and upon such terms as the Chargee may in its absolute discretion determine, with power to postpone any such sale and in any such case the Chargee may exercise any and all rights attaching to the Charged Shares as the Chargee in its absolute discretion may determine and without being answerable for any loss occasioned by such sale or resulting from postponement thereof or the exercise of such rights; and/or

7.5	to date and deliver the documents delivered to it pursuant to this Charge hereof as it considers appropriate and to take all steps to register the Charged Shares in the name of the Chargee or its nominee or nominees and to assume control as registered owner of the Charged Shares.

8	RECEIVER

At any time, subject to the terms of the Intercreditor Agreement and any actions taken by the Chargee pursuant to the Security Documents (including, without limitation, the Prior Security Interest Documents), upon the occurrence and continuance of an Event of Default, the Chargee may by writing without notice to the Chargor appoint one or more person or persons as the Chargee thinks fit to be a receiver (the “Receiver”) in relation to the Charged Shares. Where the Chargee appoints two or more persons as Receiver, the Receivers may act jointly or independently.

8.1	The Receiver may take such action in relation to the enforcement of this Charge including, without limitation, to sell, charge or otherwise dispose of the Charged Shares, to exercise any powers, discretion, voting or other rights or entitlements in relation to the Charged Shares and generally to carry out any other action which he may in his sole discretion deems necessary in relation to the enforcement of this Charge.

8.2	The Receiver shall have, in addition to the other powers set-out in this Clause, the following powers:

8.2.1	power to take possession of, collect and get in the Charged Shares and, for that purpose, to take such proceedings as may seem to him to be expedient;

8.2.2	power to appoint an attorney or accountant or other professionally qualified person to assist him in the performance of his functions;

8.2.3	power to bring or defend any action or other legal proceedings in the name of and on behalf of the Chargor in respect of the Charged Shares;

8.2.4	power to do all acts and execute in the name and on behalf of the Chargor any document or deed in respect of the Charged Shares;

8.2.5	power to make any payment which is necessary or incidental to the performance of his functions;

8.2.6	power to make any arrangement or compromise on behalf of the Chargor in respect of the Charged Shares;

8.2.7	power to rank and claim in the insolvency or liquidation of the Company and to receive dividends and to accede to agreements for the creditors of the Company;

8.2.8	power to present or defend a petition for the winding up of the Company; and

8.2.9	power to do all other things incidental to the exercise of the foregoing powers.

8.3	The Receiver shall be the agent of the Chargor and the Chargor alone shall be responsible for his acts and defaults and liable on any contracts made, entered into or adopted by the Receiver. The Chargee shall not be liable for the Receiver’s acts, omissions, negligence or default, nor be liable on contracts entered into or adopted by the Receiver.

9	APPLICATION OF MONIES

9.1	The Chargee (and any Receiver) shall, subject to the terms of the Intercreditor Agreement, apply the monies received by it as a result of the enforcement of the security:

9.1.1	firstly, in payment or satisfaction of the expenses related to enforcement of this security (including without limitation the fees and expenses of the Receiver);

9.1.2	secondly, in meeting claims of the Chargee in respect of the Secured Obligations;

9.1.3	thirdly, in payment of the balance (if any) to the Chargor.

9.2	The Chargee shall not be liable for any loss or damage occasioned by:

9.2.1	any sale or disposal of the Charged Shares or an interest in the Charged Shares; or

9.2.2	arising out of the exercise, or failure to exercise, any of its powers under this Charge; or

9.2.3	any neglect or default to pay any instalment or accept any offer or notify the Chargor of any such neglect or default; or

9.2.4	any other loss of whatever nature in connection with the Charged Shares.

10	PROTECTION OF PURCHASERS

No purchaser or other person dealing with the Chargee or its delegate shall be bound to see or inquire whether the right of the Chargee to exercise any of its powers has arisen or become exercisable or be concerned with notice to the contrary, or be concerned to see whether the delegation by the Chargee pursuant to the terms of this Charge shall have lapsed for any reason or been revoked.

11	CONTINUING SECURITY AND NON-MERGER

11.1	The security constituted by this Charge shall be continuing and shall not be considered as satisfied or discharged by any intermediate payment or settlement of the whole or any part of the Secured Obligations or any other matter or thing whatsoever and shall be binding until all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full.

11.2	This Charge is in addition to and shall not merge with or otherwise prejudice or affect any banker’s lien, right to combine and consolidate accounts, right of set-off or any other contractual or other right or remedy or any guarantee, lien, pledge, bill, note, charge or other security now or hereafter held by or available to the Chargee.

12	RULING OFF ACCOUNT

If the Chargee receives notice of any subsequent mortgage, pledge, charge, assignment, or other disposition affecting any account opened with the Chargee by the Chargor, or any part thereof or interest therein, the Chargee may open a new account for the Chargor. If the Chargee does not open a new account then unless the Chargee gives express written notice to the contrary to the Chargor it shall nevertheless be treated as if it had done so at the time when it received such notice and as from that time all payments made by or on behalf of the Chargor to the Chargee shall be credited or be treated as having been credited to the new account and shall not operate to reduce the amount due from the Chargor to the Chargee at the time when it received notice.

13	CURRENCY

13.1	For the purpose of, or pending the discharge of, any of the Secured Obligations the Chargee may, in its sole discretion, convert any moneys received, recovered or realised in any currency under this Charge (including the proceeds of any previous conversion under this Clause) from their existing currency of denomination into any other currency at such rate or rates of exchange and at such time as the Chargee thinks fit.

13.2	No payment to the Chargee (whether under any judgment or court order or otherwise) shall discharge the Secured Obligations in respect of which it was made unless and until the Chargee shall have received payment in full in the currency in which such Secured Obligations were incurred and, to the extent that the amount of any such payment shall on actual conversion into such currency fall short of such Secured Obligations expressed in that currency, the Chargee shall have a further separate cause of action against the Chargor and shall be entitled to enforce this Charge to recover the amount of the shortfall.

14	COSTS

The Chargor shall on demand pay to the Chargee the amount of all costs and expenses and other liabilities (including stamp duty, and reasonable legal and out of pocket expenses) which the Chargee incurs in connection with:

14.1	the preparation, negotiation, execution and delivery of this Charge;

14.2	any actual or proposed amendment or waiver or consent under or in connection with this Charge;

14.3	any discharge or release of this Charge; or

14.4	the preservation or exercise (or attempted preservation or exercise) of any rights under or in connection with and the enforcement (or attempted enforcement) of this Charge; or

14.5	dealing with or obtaining advice about any matter or question arising out of or in connection with enforcing the Chargee’s exercise of its rights under this Charge.

15	VARIATION AND AMENDMENT

This Charge shall remain in full force and effect notwithstanding any amendments or variations from time to time of the Agreement or the Guarantee Agreement and no variation of this Charge shall be valid unless it is in writing and signed by or on behalf of each of the parties.

16	ASSIGNMENT

16.1	The Chargor shall not be entitled to assign or transfer any of its rights, benefits or obligations hereunder without the prior written consent of the Chargee.

16.2	The Chargee may assign or otherwise transfer the whole or any part of the benefit of this Charge to any person to whom all or any part of its rights, benefits and obligations as Collateral Agent under the Agreement are assigned or transferred and the expression “the Chargee” wherever used herein shall be deemed to include the assignees and other successors, whether immediate or derivative, of the Chargee, who shall be entitled to enforce and proceed upon this Charge in the same manner as if named herein.

17	ENTIRE AGREEMENT AND INCONSISTENCY

17.1	This Charge, the Guarantee Agreement, the Intercreditor Agreement, the Prior Security Interest Documents and the Agreement constitute the entire agreement and understanding of the parties and supersede any previous agreement between the parties relating to the subject matter of this Charge.

17.2	To the extent that any applicable provision of this Charge involving the rights of the Chargee with respect to the Charged Shares or the exercise of remedies against the Charged Shares conflict with or are inconsistent with the terms of the Agreement or affects the rights and remedies of the Chargee with respect to the Charged Shares, the provisions of the Agreement shall prevail.

17.3	Subject to Clause 17.2, to the extent that any applicable provision of this Charge involving the rights of the Chargee with respect to the Charged Shares or the exercise of remedies against the Charged Shares conflict with or are inconsistent with the terms of the Prior Security Interest Documents or affects the rights and remedies of the Chargee with respect to the Charged Shares thereunder, the provisions of the Prior Security Interest Documents shall prevail.

18	FURTHER ASSURANCE

The Chargor shall promptly execute all documents and do all things that the Chargee may specify for the purpose of (a) securing and perfecting its security over or title to all or any of the Charged Shares, or (b) at any time, subject to the terms of the Intercreditor Agreement and any actions taken by the Chargee pursuant to the Security Documents (including, without limitation, the Prior Security Interest Documents), upon the occurrence and continuance of an Event of Default, enabling the Chargee to vest all or part of the Charged Shares in its name or in the names of its nominee(s), agent or any purchaser.

19	NOTICES

Without prejudice to any other method of service of notices and communications provided by law, a demand or notice under this Charge shall be in writing and given as provided in Section 9.01 of the Agreement provided that written notices to the Chargor and the Company shall be delivered to the Chargor and the Company respectively at the following addresses:

For the Chargor:

WireCo WorldGroup (Cayman) Inc.

c/o Walkers Corporate Services Limited

87 Mary Street, George Town

Grand Cayman KY1-9005

Cayman Islands

with a copy to:

c/o WireCo WorldGroup Inc.

12200 NW Ambassador Drive

Kansas City, Missouri 64163-1244

Attention: Chief Financial Officer

For the Company:

c/o Walkers Corporate Services Limited

87 Mary Street, George Town

Grand Cayman KY1-9005

Cayman Islands

with a copy to:

c/o WireCo WorldGroup Inc.

12200 NW Ambassador Drive

Kansas City, Missouri 64163-1244

Attention: Chief Financial Officer

20	MISCELLANEOUS

20.1	All sums payable by the Chargor under this Charge shall be paid without any set-off, counterclaim, withholding or deduction whatsoever unless required by law in which event the Chargor will simultaneously with making the relevant payment under this Charge pay to the Chargee such additional amount as will result in the receipt by the Chargee of the full amount which would otherwise have been receivable and will supply the Chargee promptly with evidence satisfactory to the Chargee that the Chargor has accounted to the relevant authority for the sum withheld or deducted.

20.2	No delay or omission on the part of the Chargee in exercising any right or remedy under this Charge shall impair that right or remedy or operate as or be taken to be a waiver of it nor shall any single, partial or defective exercise of any such right or remedy preclude any other or further exercise under this Charge of that or any other right or remedy.

20.3	The Chargee’s rights powers and remedies under this Charge are cumulative and are not, nor are they to be construed as, exclusive of any rights, powers or remedies provided by law or otherwise and may be exercised from time to time and as often as the Chargee deems expedient.

20.4	Any waiver by the Chargee of any terms of this Charge or any consent or approval given by the Chargee under it shall be effective only if given in writing and then only for the purpose and upon the terms and conditions (if any) on which it is given.

20.5	If at any time any one or more of the provisions of this Charge is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction neither the legality, validity or enforceability of the remaining provisions of this Charge nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall be in any way affected or impaired as a result.

20.6	Any statement, certificate or determination of the Chargee as to the Secured Obligations or (without limitation) any other matter provided for in this Charge shall, in the absence of manifest error, be conclusive and binding on the Chargor.

21	LAW AND JURISDICTION

21.1	This Charge, and any non-contractual obligations arising in connection with it, are governed by, and shall be construed in accordance with, the law of the Cayman Islands.

21.2	The Chargor irrevocably agrees for the exclusive benefit of the Chargee that the courts of the Cayman Islands shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute which may arise out of or in connection with this Charge and for such purposes irrevocably submits to the jurisdiction of such courts.

22	COUNTERPARTS

This Charge may be executed in any number of counterparts each of which when executed and delivered shall constitute an original but all such counterparts taken together shall be deemed to constitute one and the same instrument.

EXECUTION PAGE TO DEED OF CHARGE OVER SHARES IN WRCA DISTRIBUTOR (CAYMAN) LTD.

IN WITNESS WHEREOF this Charge has been executed and delivered as a Deed the day and year first above written.

EXECUTED as a DEED	)
by a director	)
for and on behalf of	)	/s/ Ira Glazer
WireCo WorldGroup (Cayman))		By: Ira Glazer
Inc., in the presence of:	)	Title: Director

Witness:

Signature:

Name of Witness:

Address of Witness:

EXECUTED as a DEED	)
for and on behalf of	)
Deutsche Bank Trust Company	)
Americas as Collateral Agent	)
in the presence of:	)	/s/ Estelle Lawrence
By: Estelle Lawrence
Title: Vice President

)
)
)
)
)
/s/ Elizabeth Baldyga
By: Elizabeth Baldyga
Title: Associate

Witness:

Signature: /s/ Jeffrey Schoenfeld

Name of Witness: Jeffrey Schoenfeld, Associate

Address of Witness:

SCHEDULE

Amount or number of	Description of

Initial Shares	Shares

1,000	Ordinary shares of US$1.00 par value in WRCA Distributor (Cayman) Ltd., a Cayman Islands company, whose registered office is at the offices of Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands.

APPENDIX

SHARE TRANSFER

The Undersigned, WireCo WorldGroup (Cayman) Inc., (the “Transferor”), for value received does hereby transfer to                     (the “Transferee”), the 1,000 ordinary shares standing in its name in the undertaking called WRCA Distributor (Cayman) Ltd. to hold the same unto the Transferee.

Signed by the Transferor

in the presence of:

Witness

WireCo WorldGroup (Cayman) Inc.

Signed by the Transferee

in the presence of:

Witness

Dated this                     day of                     , 20

LETTER OF RESIGNATION

To:	The Secretary

WRCA Distributor (Cayman) Ltd.

c/o Walkers Corporate Services Limited

Walker House

87 Mary Street

George Town

Grand Cayman KY1-9005

Cayman Islands

20

Dear Sirs

Letter of Resignation

I hereby resign as a director of WRCA Distributor (Cayman) Ltd. (the “Company”) and confirm that I have no claims against the Company for loss of office, arrears of pay or otherwise howsoever.

This resignation is to be effective as at the date hereof. You are hereby authorised to complete and date this letter by dating the same at any time, subject to the terms of the Intercreditor Agreement and the service of any equivalent document pursuant to the Prior Security Interest Documents (each as defined in the Share Charge), upon the occurrence and continuance of an Event of Default (as defined in the Share Charge between WireCo WorldGroup (Cayman) Inc. and Deutsche Bank Trust Company Americas, dated        day of October 2011 in respect of the Company’s shares (the “Share Charge”)) on first written request of Deutsche Bank Trust Company Americas.

Yours faithfully

Director

DIRECTORS’ MEMORANDUM AND CERTIFICATE OF CHARGE

WRCA Distributor (Cayman) Ltd. (the “Company”)

c/o Walkers Corporate Services Limited

Walker House

87 Mary Street

George Town

Grand Cayman KY1-9005

Cayman Islands

To:	Deutsche Bank Trust Company Americas

             October 2011

Dear Sirs

Re: Share Charge

I confirm that we have been instructed by WireCo WorldGroup (Cayman) Inc. to make and have accordingly made an annotation of the existence of the Share Charge dated on or about the date hereof between WireCo WorldGroup (Cayman) Inc. and Deutsche Bank Trust Company Americas in respect of shares in the Company (the “Share Charge”), noting the existence of the security interests created in favour of Deutsche Bank Trust Company Americas, by the Share Charge in the Register of Members of WRCA Distributor (Cayman) Ltd.

This Memorandum and Certificate is given in accordance with the laws of the Cayman Islands.

Yours sincerely

Director

NOTICE OF CHARGE

[On Shareholder’s Notepaper]

To:	WRCA Distributor (Cayman) Ltd.

            October 2011

Dear Sirs

Re: Share Charge

We hereby notify you that pursuant to a Share Charge dated                     day         of         October         2011 between WireCo WorldGroup (Cayman) Inc. and Deutsche Bank Trust Company Americas (the “Share Charge”), the Chargor has granted a security interest over the 1000 shares standing in its name in WRCA Distributor (Cayman) Ltd. and at any time, subject to the terms of the Intercreditor Agreement and any action taken pursuant to the Prior Security Interest Documents (each as defined in the Share Charge), upon the occurrence and continuance of an Event of Default (as defined in the Share Charge) has occurred you may at the request of Deutsche Bank Trust Company Americas, take such steps to register Deutsche Bank Trust Company Americas as the registered holder of the shares pursuant to the Share Charge.

Yours faithfully

for and on behalf of

WireCo WorldGroup (Cayman) Inc.

IRREVOCABLE PROXY

WRCA Distributor (Cayman) Ltd.

The undersigned, WireCo WorldGroup (Cayman) Inc., being the legal owner of 1,000 issued shares (the “Shares”) in the share capital of WRCA Distributor (Cayman) Ltd. (the “Company”), a company incorporated in the Cayman Islands, hereby makes, constitutes and appoints Deutsche Bank Trust Company Americas (the “Attorney”) as the true and lawful attorney and proxy of the undersigned with full power to appoint a nominee or nominees to act hereunder from time to time and to vote the Shares represented by the Share Certificate(s) (if any) of the Company at all general meetings of shareholders or stockholders of the Company with the same force and effect as the undersigned might or could do and to requisition and convene a meeting or meetings of the shareholders of the Company for the purpose of appointing or confirming the appointment of new directors of the Company and/or such other matters as may in the opinion of the Attorney be necessary or desirable for the purpose of implementing the Share Charge referred to below and the undersigned hereby ratifies and confirms all that the said attorney or its nominee or nominees shall do or cause to be done by virtue hereof.

The Shares have been charged to the Attorney pursuant to a Share Charge dated         October 2011 between WireCo WorldGroup (Cayman) Inc. and Deutsche Bank Trust Company Americas (the “Share Charge”).

This power and proxy is given to secure a proprietary interest of the donee of the power and is irrevocable and shall remain irrevocable as long as the Share Charge is in force.

Actions may only be taken under this power and proxy, subject to the terms of the Intercreditor Agreement and any action taken pursuant to the Prior Security Interest Documents, upon the occurrence and continuance of an Event of Default (each such term as defined in the Share Charge).

IN WITNESS whereof this instrument has been duly executed and delivered this         20         as a deed.

EXECUTED as a DEED	)
By WireCo WorldGroup (Cayman) Inc.	)
In the presence of:	)
Director

Witness:

Signature:

Name of Witness:

Address of Witness: